Exhibit 99.2

FINANCIAL STATEMENTS FOR THE YEARS ENDED

DECEMBER 31, 2020 AND 2019

AND INDEPENDENT AUDITORS’ REPORT

INDEPENDENT AUDITORS' REPORT

To the Members of WestEnd Advisors, LLC:

We have audited the accompanying financial statements of WestEnd Advisors, LLC (the “Company”) which comprise the balance sheets as of December 31, 2020 and 2019, and the related statements of income, changes in redeemable units and members’ deficit, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with generally accepted accounting principles in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WestEnd Advisors, LLC as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in accordance with generally accepted accounting principles in the United States of America.

Emphasis of Matter

As discussed in Note 1 to the financial statements, the Company changed the manner in which it accounts for redeemable units in 2021.  Our opinion is not modified with respect to this matter.

Certified Public Accountants

March 16, 2021, except for the change in the manner in which the Company accounts for redeemable units as discussed in Note 1 to the financial statements, as to which the date is March 10, 2022.

Charlotte, NC

WESTEND ADVISORS, LLC

BALANCE SHEETS
DECEMBER 31, 2020 AND 2019

ASSETS	2020	2019
CURRENT ASSETS:
Cash and cash equivalents	$1,286,949	$985,922
Accounts receivable	1,224,879	911,740
Prepaid expenses	201,682	171,381
Total current assets	2,713,510	2,069,043

PROPERTY:
Computer equipment	471,391	383,122
Leasehold improvements	63,014	63,014
Furniture and fixtures	126,350	124,328
Leasehold improvements in progress	53,662	-
Total	714,417	570,464
Less accumulated depreciation	406,120	326,116
Property, net	308,297	244,348

TOTAL	$3,021,807	$2,313,391

LIABILITIES, REDEEMABLE UNITS AND MEMBERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable	$40,764	$66,676
Accrued expenses	1,028,552	496,811
Accrued distributions to Class B member	1,401,696	725,511
Deferred revenue	-	1,818
Current portion of notes payable	773,894	860,666
Total current liabilities	3,244,906	2,151,482

NON-CURRENT LIABILITIES:
Accrued rent	8,454	21,740
Notes payable, less current portion	1,024,090	1,833,602
Total non-current liabilities	1,032,544	1,855,342

TOTAL LIABILITIES	4,277,450	4,006,824

REDEEMABLE UNITS	42,495,727	29,983,300

MEMBERS' DEFICIT	(43,751,370)	(31,676,733)

TOTAL	$3,021,807	$2,313,391

See notes to financial statements.

WESTEND ADVISORS, LLC

STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020	2019
REVENUES	$23,049,762	$15,071,206

OPERATING EXPENSES:
Personnel costs	9,432,128	6,788,527
Technology	463,684	412,740
Insurance	218,239	215,445
Professional and consulting fees	197,617	233,530
Occupancy	166,228	158,996
Travel and entertainment	149,679	491,165
Marketing	116,365	232,745
Office expenses	101,993	38,609
Depreciation	82,005	46,910
Telecommunications	41,074	27,245
Other expenses	48,844	45,085
Total	11,017,856	8,690,997

OPERATING INCOME	12,031,906	6,380,209

OTHER INCOME (EXPENSE):
Interest income	68	249
Interest expense	(126,460)	(25,392)
Total	(126,392)	(25,143)

NET INCOME	$11,905,514	$6,355,066

See notes to financial statements.

WESTEND ADVISORS, LLC

STATEMENTS OF CHANGES IN REDEEMABLE UNITS AND MEMBERS' DEFICT
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	Redeemable Units			Members'
	Class A	Class B	Total	Deficit
BALANCE, DECEMBER 31, 2018	$11,872,486	$15,255,615	$27,128,101	$(27,895,390)

NET INCOME	3,675,218	2,679,848	6,355,066	-

REDEMPTION OF MEMBER'S CLASS A INTEREST	(1,621,559)	-	(1,621,559)	-

DISTRIBUTIONS TO MEMBERS	(2,979,803)	(2,679,848)	(5,659,651)	-

CHANGE IN VALUE OF REDEEMABLE UNITS	1,132,930	2,648,413	3,781,343	(3,781,343)

BALANCE, DECEMBER 31, 2019	12,079,272	17,904,028	29,983,300	(31,676,733)

NET INCOME	7,597,014	4,308,500	11,905,514	-

DISTRIBUTIONS TO MEMBERS	(7,159,224)	(4,308,500)	(11,467,724)	-

CHANGE IN VALUE OF REDEEMABLE UNITS	4,068,331	8,006,306	12,074,637	(12,074,637)

BALANCE, DECEMBER 31, 2020	$16,585,393	$25,910,334	$42,495,727	$(43,751,370)

See notes to financial statements.

WESTEND ADVISORS, LLC

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$11,905,514	$6,355,066
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	82,005	46,910
Changes in operating assets and liabilities:
Accounts receivable	(313,139)	(241,503)
Prepaid expenses	(30,301)	(17,524)
Accounts payable	(25,912)	19,735
Accrued expenses	518,455	119,828
Deferred revenue	(1,818)	668
Net cash provided by operating activities	12,134,804	6,283,180

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property	(145,954)	(187,804)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on notes payable	(2,196,284)	(536,354)
Proceeds from note payable	1,300,000	-
Distributions to members	(10,791,539)	(5,568,339)
Net cash applied to financing activities	(11,687,823)	(6,104,693)

NET CHANGE IN CASH AND CASH EQUIVALENTS	301,027	(9,317)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	985,922	995,239

CASH AND CASH EQUIVALENTS, END OF YEAR	$1,286,949	$985,922

See notes to financial statements.

WESTEND ADVISORS, LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

1.SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

Operations - WestEnd Advisors, LLC (the “Company”) is an investment advisor registered with the U.S Securities and Exchange Commission and headquartered in Charlotte, North Carolina.  The Company provides discretionary and non-discretionary portfolio management services to institutional and individual investors located in North America. The Company’s principal investment offerings are its Large-Cap Core Equity, US Sector Exchange-Traded Fund (“ETF”), Global Equity ETF, Global Balanced ETF and Global Conservative ETF strategies.

Change in Accounting Principle - The Company’s financial statements have been adjusted to conform to the requirements of Regulation S-X. Under SEC Accounting Series Release (“ASR”) 268, “Presentation in Financial Statements of ‘Preferred Redeemable Stock’,” units that are redeemable in cash or other assets at the option of the holder or upon the occurrence of an event that is not solely within the control of the issuer are to be classified as temporary equity and measured at the value of the redemption right. Under the terms of the Company’s operating agreement, the Class A units are required to be redeemed upon the death or disability of the holder, and Class B units are required to be redeemed at the end of their fifteen-year term. To conform to the requirements of ASR 268, the redemption value of Class A and Class B units at December 31, 2018 was calculated at $27,128,101, and these amounts were reclassified from members’ equity (permanent equity) to redeemable units (temporary equity).

Use of Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosures.  Accordingly, the actual amounts could differ from those estimates.  Any adjustments applied to estimated amounts are recognized in the year in which such adjustments are determined.

Cash and Cash Equivalents - The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The Company maintains cash deposits with financial institutions that, at times, may exceed federally insured limits.

Accounts Receivable - The Company extends credit to its customers. By their nature, all accounts receivable involve risk, including the credit risk of nonpayment by customers. The Company’s standard payment terms and conditions generally require payment within thirty days of the invoice date; however, timing of payment with specific customers may be separately negotiated. Accounts receivable are considered past due based on contractual and invoice terms.  Accounts deemed uncollectible are charged directly to bad debt expense.  As of December 31, 2020 and 2019, all remaining accounts receivable were considered collectible by management. Accordingly, no allowances have been provided in the accompanying financial statements.  The Company did not incur bad debt expense on customer accounts during the years ended December 31, 2020 or 2019.

Property - Property is recorded at cost.  Depreciation is computed using the straight-line method based on the estimated useful lives of the respective assets.

Revenue Recognition - The Company’s revenue represents fees earned from providing portfolio management services. The Company enters into contracts with customers to provide portfolio management services. Each contract requires a series of distinct services that are substantially the same and have the same pattern of transfer, representing a single performance obligation. Performance obligations are satisfied, and revenues are earned as services are provided on a daily basis using a time-based output method to measure progress.

Portfolio management fees are considered variable consideration as they are typically calculated as a percentage of AUM. In such cases, the amount of fees earned is subject to factors outside of the Company’s control including customer or underlying investor contributions and redemptions and financial market volatility. These fees are considered constrained and are excluded from the transaction price until the market value of assets under management is known at month or quarter end. Variable consideration is included in the transaction price only when it is probable that a significant reversal of such revenue will not occur when the uncertainties associated with the variable consideration is subsequently resolved.

The timing of when the Company receives payments from customers for portfolio management services varies in accordance with the agreed‐upon contractual terms. Certain of the Company’s customers are billed after the service is performed, which results in the recording of accounts receivable and accrued revenue. Deferred revenue is recorded in instances where a client pays fees in advance.  Most of the Company’s revenue is earned from customers who pay fees on a monthly or quarterly basis in advance.  As this revenue is fully earned by the end of each calendar quarter, no deferred revenue is recorded as of December 31, 2020 and 2019.

The nature, amount, timing and uncertainty of the Company’s revenue and cash flows are impacted by various economic factors, including the general performance of the market economy, investor interest in the Company’s investment strategies, and the composition of the Company’s customer base. The Company’s investment strategies are primarily delivered to investors through broker-dealers and investment advisors utilizing unified management accounts.

The Company is required to capitalize certain costs directly related to the acquisition or fulfillment of a contact with a customer. The Company has not identified any sales-based compensation or similar costs that meet the definition of an incremental cost to acquire a contract and as such has no intangible assets related to contract acquisitions. Costs to fulfill contracts, such as commissions, are expensed when incurred because the constraints surrounding variable consideration prevent management from determining whether or not such costs would be recovered by future revenues.

For further information on the Company’s revenue and customers, refer to Note 3.

Accrued Rent - The Company recognizes lease expense on a straight-line basis over the term of the respective lease. Accrued rent arises from leases that provide for lease payments that differ from a straight-line basis.

Income Taxes - For income tax purposes, the Company is considered to be a partnership.  Accordingly, no provision for federal or state income taxes has been made in the accompanying financial statements since the members include their allocable share of the Company’s taxable income or loss in their respective individual income tax returns.

The Company records liabilities for income tax positions taken or expected to be taken when those positions are deemed uncertain to be upheld in an examination by taxing authorities. No liabilities for uncertain income tax positions were recorded as of December 31, 2020 and 2019.

Recent Accounting Pronouncements - In February 2016, the Financial Accounting Standards Board ("FASB") issued new guidance for the accounting for leases and issued additional guidance thereafter providing transition relief and a package of practical expedients to apply upon adoption of the new lease guidance. The new guidance requires lessees to recognize a right-of-use asset and a lease liability for substantially all leases on their balance sheet at the commencement date and recognize expense in the income statement similar to that recognized under existing lease guidance. The guidance is effective for the Company on January 1, 2022. The Company is currently evaluating the impact of adopting the guidance.

In June 2016, the FASB issued guidance creating a new model for determining current expected credit losses (“CECL”) on trade and other receivables. The new CECL impairment model requires companies to consider the risk of loss even if it is remote and to include forecasts of future economic conditions as well as information about past events and current conditions in the CECL determination. The new guidance is effective for the Company on January 1, 2023. The Company is currently reviewing the effect of this new standard on its financial statements.

Subsequent Events - In preparing its financial statements, the Company has evaluated subsequent events through March 16, 2021, which is the date the financial statements were available to be issued.

2.NOTES PAYABLE

Notes payable as of December 31, 2020 and 2019 consisted of the following:

	2020	2019
Note payable to a bank with monthly payments of $24,423, including interest, due through October 2025. This note accrues interest at 4.75%, is guaranteed by certain members of the Company, and is secured by the accounts receivable and certain property of the Company.	$1,261,629	$-
Note payable to a former member with annual payments of $342,185 plus accrued interest due through December 2021. This note accrued interest at 1.60% until December 31, 2019 and then prime (3.25% as of December 31, 2020) plus 1% thereafter. The outstanding balance, including accrued interest, was paid in full in February 2021.	342,185	684,369
Note payable to a former member with annual payments of $194,170 plus accrued interest due through December 2021. This note accrued interest at 1.60% until December 31, 2019 and then prime plus 1% thereafter. The outstanding balance, including accrued interest, was paid in full in February 2021.	194,170	388,340
Note payable to a former member with annual payments of $324,312, plus interest accrued at the prime rate, subject to the modifications described in footnote 5 below. The outstanding balance, including accrued interest, was paid in full in August 2020.	-	1,621,559
Total	1,797,984	2,694,268
Less current portion	773,894	860,666
Long term portion	$1,024,090	$1,833,602

Scheduled maturities of the Company’s notes payable as of December 31, 2020 were as follows:

Year ending December 31:
2021	$773,894
2022	249,234
2023	261,506
2024	274,318
2025	239,032
Total	$1,797,984

3.REVENUE

The following table disaggregates total revenue by source for the years ended December 31, 2020 and 2019:

	2020	2019
Portfolio management fees:
Unified management accounts	$20,373,904	$12,742,382
Separately managed wrap accounts	2,157,463	1,934,202
Institutional and private client separate accounts	518,395	394,622
Total	$23,049,762	$15,071,206

The following table presents the beginning and ending balances of accounts receivable resulting from contracts with customers for the years ended December 31, 2020 and 2019:

	2020	2019
Accounts receivable, beginning of year	$911,740	$670,237
Accounts receivable, end of year	$1,224,879	$911,740

4.LEASE COMMITMENTS

The Company leases certain equipment and facilities from unrelated third parties under agreements classified as operating leases. These leases contain provisions for additional amounts to be paid by the Company for common area maintenance costs and other usage fees. Rent expense under these agreements totaled approximately $173,000 and $165,000 for the years ended December 31, 2020 and 2019, respectively.

Approximate future minimum lease payments under the above operating leases as of December 31, 2020, are as follows:

Year ending December 31:
2021	$108,000
2022	288,000
2023	390,000
2024	398,000
2025	405,000
Thereafter	2,731,000
Total future minimum lease payments	$4,320,000

5.EMPLOYEE BENEFIT PLAN

The Company maintains a retirement plan under which eligible employees can defer a portion of their compensation under the provisions of section 401(k) of the Internal Revenue Code.  Company matching and additional profit sharing contributions are made at the discretion of management. Company contributions to the plan totaled approximately $186,000 and $181,000 for the years ended December 31, 2020 and 2019, respectively.

6.REDEEMABLE UNITS AND MEMBERS' DEFICIT

The members of the Company are subject to an operating agreement which specifies the rights and obligations of its members.  In accordance with the terms of the agreement, each member's liability is limited to the capital they have contributed to the Company.  Among other things, the agreement stipulates the allocation of profits, losses and distributions to its members, as well as the terms and conditions under which ownership interests can be sold or transferred.

Per the Company’s operating agreement there are two classes of member units: Class A units, which have voting rights, and Class B units, which do not have voting rights.  As of December 31, 2020 and 2019, there were 100 Class A units authorized and issued and 1,000 Class B units authorized and issued.  The Class B units entitle the Class B member to a 19.75% interest in the Company's gross revenues, net of certain expenses, for a period of 15 years from the date of issuance.  Distributions of this preferred interest to the Class B member are payable on a quarterly basis.  At the expiration of the 15 year period, the Class B Member will no longer be a member of the Company and is not entitled to future benefits.  If a liquidating event were to occur prior to the termination date, the Company would be required to pay a make-whole redemption price to the Class B member as specified by the agreement.

The operating agreement also requires the redemption of a Class A member’s interest in the event of death or disability.  Under certain circumstances, the agreement also allows the other Class A members to require, by unanimous consent, a Class A member to sell his interest to the Company. The purchase price and terms of such redemptions are defined by the agreement.

Effective December 31, 2019, the Company redeemed a Class A member’s interest, consisting of 24 Class A units, in exchange for a promissory note equal to the formula value of the member’s interest in the Company as defined by the operating agreement. (See Note 2.)  The former member is entitled to five annual installment payments due on December 31 of each calendar year.  The amount of each installment shall be equal to 20% of the then current formula value of the member’s interest. The initial installment due during the year ended December 31, 2020 is fixed at $324,312. Remaining installments will be determined on January 1 of each subsequent calendar year. The Company has the right to repay the entire remaining principal balance of the promissory note as then valued prior to December 31 of each calendar year.  Accordingly, as of December 31, 2019, the Company recorded the redemption amount of $1,621,559, which represented the amount they would have to pay if they paid the full amount prior to December 31, 2020.  The Company elected to repay the entire note balance in 2020. (See Note 2.) The 24 Class A units redeemed by the Company were reallocated to the remaining members as of December 31, 2019.

The Company considers Class A units to be redeemable equity since the Company is required to purchase a Class A member's interest upon death.  The Company considers Class B units to be redeemable equity since the term of the Class B member interest is limited to no more than 15 years.  Redeemable equity is recorded at its redemption value in redeemable units on the balance sheet with corresponding adjustments reflected in members’ deficit.  The redemption value of the Class B units at December 31, 2021 and 2020 is equal to a multiple of the Company’s trailing twelve-month revenue at those dates based on the formulas specified by the operating agreement. The redemption value of the Class A units at December 31, 2021 and 2020 is equal to the average of annual revenues for the last three trailing twelve-month periods as of those dates. Changes in the redemption value of redeemable units for each year are included in the statements of changes in redeemable units and members’ deficit.

7.CONCENTRATIONS

Revenue from the Company’s four largest customers accounted for approximately 68% and 73% of total revenue during the years ended December 31, 2020 and 2019, respectively.

Amounts owed from two customers accounted for approximately 73% of the Company’s total accounts receivable as of December 31, 2020.

8.CONTINGENCY

On March 10, 2020, the World Health Organization declared the coronavirus outbreak to be a pandemic. The outbreak is disrupting domestic and international economies and financial markets. The extent of the impact of COVID-19 on the Company’s operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, its effect on financial markets, and its impact on the Company’s customers, employees and vendors, all of which are uncertain and cannot be predicted. Therefore, the extent to which COVID-19 may impact the Company’s financial condition or results of operations is uncertain.

9

.SUPPLEMENTAL CASH FLOW INFORMATION

Supplemental cash flow information for the years ended December 31, 2020 and 2019 was as follows:

	2020	2019
Cash payments for interest	$123,464	$25,392
Non-cash transactions:
Distributions to Class B member accrued, but not paid	$1,401,696	$725,511
Class A member interest redeemed in exchange for issuance of note payable	$-	$1,621,559

10.EVENT (UNAUDITED) SUBSEQUENT TO THE INITIAL DATE (MARCH 16, 2021) OF THE INDEPENDENT AUDITORS' REPORT

Effective December 31, 2021, 100% of the members’ equity of the Company was acquired by Victory Capital Holdings, Inc.